Exhibit 5.1

March 21, 2019

Affiliated Managers Group, Inc.

777 South Flagler Drive

West Palm Beach, Florida 33401

Ladies and Gentlemen:

We have acted as counsel to Affiliated Managers Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) shares of common stock of the Company $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (v) warrants to purchase Common Stock (the “Warrants”); (vi) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Subscription Rights”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares of the Company, (the “Stock Purchase Contracts”); and (viii) stock purchase units of the Company, consisting of a Stock Purchase Contract and any combination of Debt Securities or any other securities described in the applicable prospectus supplement, securing a holder’s obligation to purchase or sell Common Stock, Preferred Stock or Depositary Shares under a Stock Purchase Contract (the “Stock Purchase Units”). The Common Stock, the Preferred Stock, the Depositary Shares and related

Depositary Receipts, the Debt Securities, the Warrants, the Subscription Rights, the Stock Purchase Contracts and the Stock Purchase Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”), between the Company and U.S. Bank National Association. The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and U.S. Bank National Association. The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

The Subscription Rights will be issued under one or more subscription rights agreements (each, a “Rights Agreement” and, collectively, the “Rights Agreements”), between the Company and a rights agent named therein.

The Stock Purchase Contracts will be issued pursuant to one or more Stock Purchase Contract Agreements (each, a “Stock Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.

The Stock Purchase Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indentures, the Warrant Agreements, the Rights Agreements, the Stock Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the forms of the Indentures (including the forms of Senior Debt Securities and Subordinated Debt Securities set forth therein), each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the Delaware General Corporation Law, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

In rendering the opinions set forth below, we have assumed further that the execution, issuance, delivery and performance by the Company of the Indenture (a) do not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company or a duly authorized committee thereof (such Board of Directors or authorized committee being referred to herein as the “Board”) and otherwise in accordance with the provisions of such agreement, the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto, the Amended and Restated By-laws of the Company and the Delaware General Corporation Law, the Common Stock will be validly issued, fully paid and nonassessable.

2.    With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto, the Amended and Restated By-laws of the Company and the Delaware General Corporation Law, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company , (b) the Preferred Stock underlying the Depositary Shares will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

4.    With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board or duly authorized officers of the Company (such Board or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.    With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Board to approve the issuance and terms of any Subscription Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.    With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Stock Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Stock Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Stock Purchase Contract Agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.    With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Stock Purchase Units, the issuance and terms of such Stock Purchase Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Common Stock, Preferred Stock and Depositary Shares that are components of such Stock Purchase Units and/or issuable under any Stock Purchase Contracts that are components of such Stock Purchase Units are or will be, as applicable, validly issued, fully paid and nonassessable and (c) the due execution, authentication, issuance and delivery, as applicable, of such Stock Purchase Units and the Securities that are the components of such Stock Purchase Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto, the Amended and Restated By-laws of the Company and the Delaware General Corporation Law, such Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 8 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 1.10 of the Indentures relating to the separability of provisions of the Indentures.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Validity of Securities” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP